SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

Dispute Regarding Termination of Hotel Management Agreements with Commonwealth Hotels, Inc.

As previously announced, on May 25, 2007, Eagle Hospitality Properties Trust, Inc. (the “Company”) sent written notices to terminate the hotel management agreements for nine of its hotels, eight of which are managed by Commonwealth Hotels, Inc. The termination notices are expressly conditioned upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated April 27, 2007 (the “Merger Agreement”), by and among the Company, AP AIMCAP Holdings LLC (the “Purchaser”), AP AIMCAP Corporation (the “Merger Sub”), and EHP Operating Partnership L.P. The termination of each of the hotel management agreements is to be effective upon the later of (i) 60 days after receipt of the notice and (ii) the consummation of the transactions contemplated by the Merger Agreement.

On May 30, 2007, the Company received a notice from Commonwealth disputing the Company’s right to give notice of termination under the hotel management agreements with Commonwealth prior to the consummation of the transactions contemplated by the Merger Agreement. Commonwealth has demanded arbitration of the termination issue, as well as other related issues. The Company disagrees with Commonwealth’s claims and is evaluating an appropriate response.

William P. Butler, the non-executive Chairman of the Board of Directors of the Company, is also the Chairman of, and the owner of an 85% interest in, Commonwealth.

Item 8.01.	Other Events.

Record Date for Special Meeting of Stockholders

A committee of the Board of Directors of the Company has established a record date of Friday, June 15, 2007, for a special meeting of stockholders to vote upon a proposal to approve the merger of the Company with and into the Merger Sub and the other transactions contemplated by the Merger Agreement . Stockholders of record at the close of business on such date will be entitled to receive notice of, and to vote at, the special meeting. The Company will send to each stockholder of record as of the record date a meeting notice and proxy statement, which will include the specific time and location of the special meeting and important information about the proposed merger.

Lawsuit Filed by Corporex Realty & Investment, LLC

On May 31, 2007, Corporex Realty & Investment, LLC (“CRI”) filed a complaint in the Commonwealth of Kentucky Kenton Circuit Court against the Company and EHP Operating Partnership, L.P. (the “Partnership”). CRI is an affiliate of William P. Butler. In the complaint, CRI claims that the Company and the Partnership are in breach of an option agreement relating to the Company’s Embassy Suites Hotel Cleveland/Rockside and seeks injunctive relief and damages. The claims appear to be based primarily on the Company’s termination of the hotel management agreement with Commonwealth, the manager of the hotel. The Company and the Partnership believe that the allegations and claims in the complaint are without merit and intend to vigorously defend themselves in this matter.

Important Additional Information Regarding the Merger

On May 24, 2007, the Company filed with the SEC a preliminary proxy statement in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PURCHASER AND THE MERGER. The preliminary proxy statement filed with the SEC, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant material (when they become available) may also be obtained free of charge by calling the Company’s Investor Relations Department at (859) 581-5900 or on the Company’s website.

Participants in Proxy Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company’s participants in the solicitation, which may be different than those of the Company’s shareholders generally, by reading the proxy statement relating to the merger, as well as, information included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

Dated: June 6, 2007